Eisner

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

February 18, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Protocall Technologies Incorporated

Gentlemen:

We have read Item 4.01 of Form 8-K to be filed on or about February 16, 2008 of Protocall Technologies Incorporated and are in agreement with the statements contained in the first and second paragraphs of Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Eisner LLP

Eisner LLP